CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement (File No. 333-142002) on Amendment No. 1 to Form SB-2 of our report, dated March 2, 2007, which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern, on our audits of the consolidated financial statements of MultiCell Technologies, Inc. and subsidiaries as of November 30, 2006 and 2005 and for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ J.H. Cohn LLP

Roseland, NJ
May 25, 2007